UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            May 5, 2010 (May 11, 2010)

China Swine Genetics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-12792	84-0916585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1077 Ala Napunani Street, Honolulu, HI	96818
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  808-429-5954

n/a
_______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2010, the Board of Directors (the “Board”) of China Swine Genetics, Inc, a Delaware corporation (the “Company”), approved an amendment to the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) by way of a Certificate of Elimination for the Company’s Series A Convertible Preferred Stock (the “Certificate of Elimination”).  On the same day, the Company filed the Certificate of Elimination with the Secretary of the State of Delaware, which is the effective date of the amendment.

The filing of the Certificate of Elimination was authorized by the Board in accordance with the Section 151(g) of the Delaware General Corporation Law.

The Certificate of Elimination has the effect of eliminating the previously designated 4,800 shares of Series A Convertible Preferred Stock, par value $.001 per share, of the Company (the “Series A Preferred Stock”), none of which were outstanding at the time of the filing. Upon such elimination, such Series A Preferred Stock resumes the status of authorized and unissued shares of preferred stock, par value $.001 per share, of the Company, without designation as to series. All references to the Series A Preferred Stock were eliminated from the Certificate of Incorporation.

A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

3.1	Certificate of Elimination, dated May 5, 2010, for the Company’s Series A Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 11, 2010	CHINA SWINE GENETICS, INC.

By: /s/ Zhenyu Jiang
Name: Zhenyu Jiang
Title: Chairman and Chief Executive Officer